Exhibit 10.18

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

May 21, 2020

among

VACASA HOLDINGS LLC

as Holdings

THE OTHER NOTE PARTIES IDENTIFIED HEREIN

and

Wilmington Savings Fund Society, FSB

as Collateral Agent

TABLE OF CONTENTS

Schedules

Schedule I	Note Parties
Schedule II	Equity Interests
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement

GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”) dated as of May 21, 2020, among VACASA HOLDINGS LLC, a Delaware limited liability company (“Holdings”), as a Grantor, certain Subsidiaries of Holdings from time to time party hereto, as Guarantors and Grantors, and Wilmington Savings Fund Society, FSB, as the Collateral Agent.

Reference is made to the Note Purchase Agreement, dated as of May 21, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Holdings, Wilmington Savings Fund Society, as the Administrative Agent and Collateral Agent, and the Persons signatory thereto from time to time as Purchasers (the “Purchasers”), pursuant to which the Purchasers have agreed to purchase Senior Secured Convertible Notes due 2023 of Holdings (the “Notes”). The obligations of the Purchasers to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement by Holdings and each Guarantor. Each Guarantor is an affiliate of Holdings, will derive substantial benefits from the extension of credit to Holdings pursuant to the Note Purchase Agreement and is willing to execute and deliver this Agreement in order to induce the Purchasers to purchase the Notes.

NOW THEREFORE, each of the parties hereto agrees as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Note Purchase Agreement.

(a)            Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings specified in the Note Purchase Agreement. All terms defined in the UCC (as defined in this Agreement) and not defined in this Agreement have the meanings specified therein.

(b)            The rules of construction specified in Section 1.03 of the Note Purchase Agreement also apply to this Agreement, mutatis mutandis.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account”, “Accounts” and “Accounts Receivable” means all of the Grantors’ accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Grantors from any person for goods sold by it or for services rendered by it, or however otherwise established or created, all health care insurance receivables, all guarantees and security therefor, all right, title and interest of the Grantors in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services, and any other property constituting accounts as such term is defined in the UCC, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Grantor.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, in its capacity as collateral agent under this Agreement and the other Note Documents, and its permitted successors and assigns in such capacity.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third Person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third Person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished and whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country or any political subdivision thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or similar office in any other country), including those listed on Schedule III.

“Excluded Assets” shall mean each of the following:

(a)            any license, instrument, franchise, charter, authorization, contract or other agreement to which any Grantor is a party, and any of its rights or interest thereunder, and any assets to the extent that a security interest therein:

(i)	is prohibited by or in violation of any Law, rule or regulation applicable to such Grantor or would require regulatory or governmental approval, consent or authorization not obtained;

(ii)	is prohibited by or in violation of the terms of any such license, instrument, franchise, charter or authorization, contract or other agreement or would create a right of termination in favor of any other party thereto (other than Holdings and/or its Subsidiaries) or would require any consent, approval, license or other authorization of any third party (other than Holdings and/or its Subsidiaries (other than any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction); provided that any such prohibition was not entered into for the purpose of qualifying for the exclusion in this clause (a)(ii);

(iii)	in the case of assets subject to Liens securing permitted acquired debt (limited to the acquired assets), sale and leaseback transactions, purchase money debt or finance lease or capital lease obligations permitted under the Note Purchase Agreement, to the extent and for so long as the agreements governing such debt or capital lease or finance lease obligations do not permit the grant of a security interest in such assets or require the consent of any person (other than Holdings and/or its Subsidiaries) as a condition to the creation of any other security interest on such asset or if the granting of a security interest in such assets would create a right of termination in favor of any other party thereto, and, in each case, such prohibition or requirement is permitted under the Note Purchase Agreement; or

(iv)	in the case of assets acquired after the Initial Closing Date, to the extent and for so long as the grant of a security interest in such asset is not permitted pursuant to the terms of a contract binding on such asset at the time of acquisition thereof and was not entered into in contemplation of such acquisition;

provided, that, in each case of clauses (i) through (iv), after giving effect to the applicable anti-assignment provisions of the UCC and other applicable Laws, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable Laws notwithstanding such prohibition; provided that such license, instrument, franchise, charter, authorization, contract or other agreement or other asset shall cease to be an Excluded Asset and the security interest granted under Section 4.01 shall attach immediately at such time as the applicable limitation set forth herein shall cease to be in effect;

(b)            any asset, to the extent that a security interest therein reasonably would be expected to result in material adverse tax consequences to Holdings and/or its Subsidiaries (including, for the avoidance of doubt, any tax consequences to any such entity in respect of which a tax payment may be made) as reasonably determined by the Requisite Holders (such determination and accompanying consent not to be unreasonably withheld, conditioned, delayed or denied);

(c)            the outstanding ownership interests of any Excluded Foreign Subsidiary, with the exception of (i) ownership interests of an Excluded Foreign Subsidiary owned directly by Holdings or by any other Grantor that is not voting Capital Stock, and (ii) voting Capital Stock not in excess of 65% of the voting power of all classes of voting Capital Stock then outstanding of an Excluded Foreign Subsidiary owned directly by Holdings or by any other Grantor; provided that, with respect to any Excluded Foreign Subsidiary owned by Holdings or any other Grantor that is treated as a disregarded entity or partnership for U.S. federal income tax purposes (each, a “Pass-Through Grantor”), in no event will any Secured Party have recourse to more than 65% of the voting power of all classes of voting Capital Stock of such Excluded Foreign Subsidiary, regardless of any pledge of the Capital Stock of such Pass-Through Grantor;

(d)            any Capital Stock or assets of any not-for-profit subsidiary;

(e)            any “intent-to-use” trademark or service mark application, filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or any registration that issues from such intent-to-use application under applicable federal Law;

(f)            any Capital Stock of any Person that is not a Subsidiary of Holdings, in each case to the extent that a security interest is not permitted by the terms of such Person’s organizational or joint venture documents or other agreements with holders of such Capital Stock, other than to the extent that any such term would be rendered ineffective under the UCC of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable Law; provided that such Capital Stock shall cease to be an Excluded Asset and the security interest granted under Section 4.01 shall attach immediately at such time as such prohibition ceases to be in effect;

(g)            any Excluded Accounts described in clauses (a) through (e) and (g) of the definition thereof; and

(h)            any property or asset with respect to which the Requisite Holders shall have determined in their reasonable discretion that the cost of obtaining, perfecting or maintaining a security interest in such property or asset exceeds the value of the security afforded thereby.

Notwithstanding anything contained herein or in any other Note Document to the contrary, no Grantor shall be required to take any action intended to cause any Excluded Asset to constitute Collateral and none of the covenants, representations and warranties or other agreements of any Grantor with respect to any Collateral shall be deemed to apply to any property or asset constituting an Excluded Asset unless and until such property or asset ceases to constitute an Excluded Asset.

“Excluded Accounts” means (a) trust accounts, escrow accounts and fiduciary accounts or any other accounts containing segregated funds or accounts held or received on behalf of third parties (other than Holdings or any of its Subsidiaries), including, without limitation, any homeowner reserve accounts, (b) payroll accounts, (c) payroll taxes accounts, (d) employee wage and benefit accounts, (e) health savings accounts and worker’s compensation accounts, (f) zero balance accounts, (g) accounts exclusively used for withholding tax, goods and services tax and sales tax, and (h) deposit accounts and securities accounts with balances or assets which shall not at any time exceed $3,500,000 in the aggregate for all such accounts at any one time.

“Grantors” means, collectively, Holdings and each of the Subsidiaries of Holdings identified in Schedule I as a Grantor and each other Subsidiary that becomes a party to this Agreement as a Grantor after the date hereof; provided, however, that no Excluded Subsidiary shall be required to become a Guarantor, Grantor or Note Party by virtue of anything in this Agreement or any other Note Document.

“Guarantors” means, collectively, the Subsidiaries of Holdings identified in Schedule I as Guarantors and each Subsidiary that becomes a party to this Agreement as a Guarantor after the date hereof; provided, however, that no Excluded Subsidiary shall be required to become a Guarantor, Grantor or Note Party by virtue of anything in this Agreement or any other Note Document.

“Holdings” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Instrument” has the meaning specified in Article 9 of the UCC.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all of Grantor’s right, title and interest in (i) Patents, Copyrights, Licenses, Trademarks and trade secrets, and (ii) any intellectual property rights in inventions, designs, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, in each case, other than commercial off-the-shelf software licenses.

“Inventory” means all of the Grantors’ inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by the Grantors, parts, supplies, all wrapping, packaging, advertising, labeling and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Grantors.

“IP Security Agreement” means a fully executed short-form intellectual property agreement in form and substance reasonably satisfactory to the Collateral Agent.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party granting any Person any right to use any Intellectual Property owned by any Grantor or that Grantor otherwise has the right to license, or granting to any Grantor any right to use any Intellectual Property owned by any third Person.

“Note Purchase Agreement” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Notes” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Patent License” shall mean any agreement, now or hereafter in effect, granting to (i) any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence or (ii) any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country or any political subdivision thereof, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor office or similar office in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other Certificated Securities now or hereafter representing any Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Proceeds” has the meaning specified in Section 9-102 of the UCC.

“Purchaser” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Stock” means all of the issued and outstanding Equity Interests of any Grantor’s direct Subsidiaries at any time owned by any Grantor and any Investment Property and other or additional securities issued by such subsidiaries at any time owned by any Grantor.

“Trademark License” shall mean any agreement, now or hereafter in effect, granting to any third Person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third Person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, and all applications for registration and recording applications filed in connection therewith in the United States Patent and Trademark Office (or any successor office or any similar office in any state of the United States or any other country or any political subdivision thereof), and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York or, only to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral, the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction.

ARTICLE II

GUARANTEE

Section 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance in full of the Note Obligations in accordance with the terms of the Note Documents. Each Guarantor further agrees that the Note Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal, amendment or modification of the Note Obligations. Each Guarantor waives presentment to, demand of payment from and protest to Holdings or any Guarantor of the Note Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Note Obligations.

Section 2.03. No Limitations.

(a)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 8.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Note Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Note Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Note Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, impairment of or failure to perfect any Lien held by the Collateral Agent or any other Secured Party for the payment and performance of the Note Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Note Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full, conversion to Equity Interests in Holdings, or other termination and release of the Note Obligations in accordance with their terms). Each Guarantor expressly authorizes the Collateral Agent (i) to take and hold security for the payment and performance of the Note Obligations, (ii) to exchange, waive or release any or all such security (with or without consideration), (iii) to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or (iv) to release or substitute any one or more other guarantors or obligors upon or in respect of the Note Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)        To the fullest extent permitted by applicable Law, each Guarantor waives any defense based on or arising out of any defense of Holdings or any other Note Party or the unenforceability of the Note Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Holdings or any other Note Party, other than the payment in full, conversion to Equity Interests in Holdings, or other termination and release of the Note Obligations in accordance with their terms. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Note Obligations, make any other accommodation with Holdings or any other Note Party or exercise any other right or remedy available to them against Holdings or any other Note Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Note Obligations have been paid in full, converted to Equity Interests in Holdings, or otherwise fully terminated and released in accordance with their terms. To the fullest extent permitted by applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Holdings or any other Note Party, as applicable, or any security.

Section 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Note Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of Holdings, any other Note Party or otherwise.

Section 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of Holdings or any other Note Party to pay any Note Obligation when and as the same shall become due, whether at maturity, by acceleration, following a notice of prepayment in accordance with the Note Purchase Agreement or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Note Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against Holdings or any other Note Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of Holdings’ and each other Note Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Note Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as applicable, in full of the Note Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under, in each case, solely to the extent not constituting an Excluded Asset, (a) all of the Stock of each Subsidiary at any time owned by the Grantor (the “Pledged Stock”), (b) all of the debt securities, promissory notes and other Instruments at any time held by such Grantor (the “Pledged Debt”), (c) all proceeds of the foregoing and all payments of principal and interest, dividends, distributions and other income to any Grantor relating thereto, and all other securities or instruments, financial assets, investment properties, monies and other property from time to time received, receivable or otherwise distributed to any Grantor in respect of, in exchange for or upon the conversion of, the Pledged Stock and Pledged Debt or in which a security interest is granted hereby and (d) all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above (except to the extent constituting an Excluded Asset, the items referred to in this paragraph being collectively referred to as the “Pledged Collateral”). The foregoing pledges and deliveries are made by each Grantor to the Collateral Agent for the benefit of the Secured Parties.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral.

(a)       Pledged Stock. Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any Pledged Securities (i) representing any Pledged Stock owned by such Grantor as of the Initial Closing Date, on the Initial Closing Date (or such later date as permitted by Section 7.13 of the Note Purchase Agreement, to the extent applicable) and (ii) representing any Pledged Stock acquired by such Grantor after the Initial Closing Date, on or before the date that is forty-five (45) days after the acquisition thereof (or such later date as may be agreed by the Collateral Agent).

(b)       Pledged Debt. If, at any time, any Pledged Debt with respect to Accounts Receivable owing to any Grantor is evidenced by a promissory note or other Instrument for the payment of money, in each case, with an individual face amount in excess of $5,000,000, such Grantor will deliver such promissory note or Instrument to the Collateral Agent, for the ratable benefit of the Secured Parties, (i) in the case of any such promissory note or Instrument held by such Grantor on the Initial Closing Date, on the Initial Closing Date, and (ii) in the case of any such promissory note or instrument acquired by such Grantor after the Initial Closing Date, on or before the date that is forty-five (45) days after the acquisition thereof.

(c)       Stock and Transfer Powers. Upon delivery to the Collateral Agent, (i) any Pledged Stock required to be delivered pursuant to Section 3.02(a) shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and (ii) any promissory note or instrument representing Pledged Debt and required to be delivered pursuant to Section 3.02(b) shall be accompanied by undated note powers, as applicable, duly executed in blank, or other applicable undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent, and appropriately endorsed to the Collateral Agent’s order and, regardless of the form of such endorsement, each Grantor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

(d)       Updated Schedule of Pledged Securities. Each delivery of Pledged Securities shall be accompanied by a supplement to Schedule II, describing such Pledged Securities, which schedule shall, upon delivery, be deemed attached hereto as a supplement to Schedule II and made a part hereof, provided that failure to deliver any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)       all of the issued and outstanding Equity Interests of the Subsidiaries of Holdings owned either legally or beneficially by each Grantor are listed on Schedule II;

(b)      all of the issued and outstanding Equity Interests of the Subsidiaries of Holdings constituting Pledged Collateral have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable, to the extent such concepts are applicable;

(c)       each of the Grantors is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor,

(d)       each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(e)        by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Note Obligations.

Section 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, upon the occurrence and during the continuation of an Event of Default, in its own name as pledge or the name of its nominee (as pledge or as sub-agent).

Section 3.05. Voting Rights; Dividends and Interest.

(a)       Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.05 are being suspended:

(i)        Each Grantor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms in this Agreement, the Note Purchase Agreement and the other Note Documents, provided that such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or any other Note Document or the ability of the Collateral Agent or the other Secured Parties to exercise the same.

(ii)       The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)      Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Note Purchase Agreement, the other Note Documents and applicable Laws.

(b)       Upon the occurrence and during the continuation of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor would have otherwise been authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 absent the existence of an Event of Default and that remain in the Collateral Agent’s account.

(a)       Upon the occurrence and during the continuation of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.05, all rights of any Grantor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers, provided that, unless otherwise directed by the Collateral Agent, the Collateral Agent shall have the right from time to time following and during the continuation of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, the Grantors shall have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

(b)      Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 3.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

Section 3.06. Certification of Limited Liability Company Interests and Limited Partnership Interests. Each Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and such certificate shall be delivered to the Collateral Agent in accordance with Section 3.02(a) and 3.02(c) and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate unless and until such limited liability company or limited partnership has made a subsequent election to not have such interests treated as “security” within the meaning of Article 8 of the UCC (in which case such Person shall promptly notify the Collateral Agent in writing of such election). Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

ARTICLE IV

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 4.01. Security Interest.

(a)       As security for the payment or performance, as applicable, in full of the Note Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all personal property and fixtures of such Grantor of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located (collectively, the “Article 9 Collateral”), including, but not limited to, the following:

(i)        all Inventory;

(ii)       all furniture, fixtures and similar property;

(iii)      all machinery and equipment;

(iv)      all Accounts and Accounts Receivable;

(v)       all goods;

(vi)      all documents and instruments, including all letter of credit rights;

(vii)     all chattel paper;

(viii)    all contract rights of every kind and nature whatsoever, including, without limitation, all rights of the Grantor as a bailee;

(ix)      all other rights of such Grantor to the payment of money, including without limitation amounts due from franchisees, Affiliates or Subsidiaries, bailors, tax refunds, payment intangibles, and insurance proceeds;

(x)       any and all rights such Grantor may have pursuant to a bailee’s lien;

(xi)       all interests of such Grantor in goods as to which an Account or Account Receivable shall have arisen;

(xii)     all files, records (including without limitation computer programs, tapes and related electronic data processing software) and writings of such Grantor or in which such Grantor has an interest in any way relating to the foregoing property;

(xiii)     all goods, instruments (including promissory notes), documents of title, policies and certificates of insurance, securities, investment property, chattel paper (whether tangible or electronic), letter of credit rights (whether or not endorsed by a writing), deposits, deposit accounts, commercial tort claims, cash or other property owned by such Grantor or in which such Grantor has an interest which are now or may hereafter be in the possession of the Collateral Agent or as to which the Collateral Agent may now or hereafter control possession by documents of title or otherwise;

(xiv)    all general intangibles of such Grantor (including without limitation all Intellectual Property and applications for any of the foregoing);

(xv)     all goodwill connected with the use of and symbolized by Trademarks of the Grantor;

(xvi)    all rights to use Intellectual Property of any person;

(xvii)   all and any rights of such Grantor to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to herein);

(xviii)   any other property of such Grantor, real or personal, tangible or intangible, in which the Collateral Agent now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Collateral Agent;

(xix)    any sums at any time credited by or due from any Secured Party to such Grantor, including deposits; and

(xx)     proceeds and products of and accessions to all of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include any Excluded Assets.

(b)       Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto naming each Grantor as debtor and the Collateral Agent as secured party and indicating therein the types or describing the items of Collateral herein specified or describing the Collateral as “all assets” or “all personal property” (or words of similar effect) of such Grantor. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)       Each Grantor shall take all steps reasonably requested by the Collateral Agent and required hereunder or under applicable Law to protect and maintain the security interest of the Collateral Agent in the Collateral (and the perfection of such security interest), including taking such steps as the Collateral Agent may reasonably request for the Collateral Agent (i) to the extent required by Section 4.04 hereof, to obtain “control” of any investment property, deposit accounts, letter of credit rights or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent, and (ii) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

(d)       The Security Interest is granted as security only and shall not subject the Collateral Agent or any Holder or other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(e)       Notwithstanding the foregoing provisions or anything in this Agreement or any other Note Document to the contrary, (i) no actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required to be taken, nor shall the Collateral Agent be authorized to take any such action, to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Subsidiaries organized outside of the United States and any Intellectual Property located outside of the United States) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction), (ii) no Note Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, and (iii) no additional actions shall be required to be taken to perfect any security interest in any assets (A) subject to certificates of title (to the extent a security interest therein could not be perfected by a filing of a UCC-1 financing statement) or (B) constituting real property, except, with respect to this clause (B), for the filing of a UCC-1 financing statement and the taking of the actions required by Section 7.11 of the Note Purchase Agreement.

Section 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a)       The information contained in Schedule I hereto, including the exact legal name of each Grantor, is correct and complete in all material respects as of the date hereof.

(b)       No financing statement or analogous document under the Uniform Commercial Code or any other applicable Laws covering any Article 9 Collateral is in effect, except for financing statements filed in connection with Liens permitted under Section 8.02 of the Note Purchase Agreement.

Section 4.03. Covenants.

(a)       On or before the date that is forty-five (45) days after the last day of each fiscal quarter of Holdings, the Grantors shall deliver to the Collateral Agent a supplement to Schedule III as to any newly applied for or registered Intellectual Property with respect to the preceding fiscal quarter, together with any IP Security Agreement and any and all other agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(b)      Each Grantor shall, promptly upon becoming aware thereof notify the Collateral Agent of the existence of any claims Liens that are prohibited under the Note Documents; and defend the Collateral against all such Liens of third parties, and reimburse the Collateral Agent for any reasonable expenses it may incur in satisfying any of the foregoing.

(c)       At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Article 9 Collateral and not permitted under the Note Purchase Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Note Purchase Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Holder or other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens and maintenance as set forth in this Agreement or in the other Note Documents.

(d)       Each Grantor shall maintain, preserve and protect the Collateral, keep all Collateral in good condition and repair (ordinary wear and tear accepted) and except to the extent otherwise permitted under the Note Documents (including, without limitation, with respect to any Permitted Liens and/or Permitted Dispositions).

(e)       Each Grantor shall maintain insurance on the Collateral to the extent required by the Note Documents.

(f)        Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

Section 4.04. Other Actions. In order to insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)       Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim with an individual value exceeding $2,000,000, such Grantor shall (i) in the case of any such commercial tort claim held by such Grantor on the Initial Closing Date, on the Initial Closing Date, and (ii) in the case of any such commercial tort claim acquired or held by such Grantor after the Initial Closing Date, on or before the date that is thirty (30) days after the acquisition thereof, in each case, notify the Collateral Agent thereof in a writing signed by such Grantor providing a summary description of such claim and take such actions as reasonably requested by the Collateral Agent to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(b)       Deposit Account Control Agreements. In the event that any Grantor has any deposit, securities or commodity account (in each case, other than accounts constituting Excluded Accounts), such Grantor shall, and shall cause each such depository, securities intermediary or commodities intermediary to, execute and deliver to the Collateral Agent (and thereafter maintain), within (i) in the case of any such account existing on the Initial Closing Date, sixty (60) days (or such later date as may be agreed by the Collateral Agent) of the Initial Closing Date and (b) with respect to any such account opened or acquired after the Initial Closing Date or that ceases to be an Excluded Account, sixty (60) (or such later date as may be agreed by the Collateral Agent) of the date such account is opened or acquired (or the applicable Subsidiary owning such account becomes a Guarantor) or ceases to be an Excluded Asset, as applicable, in each case, control agreements in form and substance reasonably acceptable to the Collateral Agent with respect to each such account. The Collateral Agent agrees that it shall not give any instructions with respect to the exercise of control under any such control agreement (or withhold any withdrawal rights with respect to funds or securities in any deposit, securities or commodity accounts subject to any control agreement) unless and until an Event of Default has occurred and is continuing.

ARTICLE V

REMEDIES

Section 5.03. Remedies upon Default. Upon the occurrence and during the continuation of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different time with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable Law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is commercially reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Note Obligations shall have been paid in full, converted to Equity Interests in Holdings, or otherwise fully terminated and released. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 5.04. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral pursuant to this Article V, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by any Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Note Document or any of the Note Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by any Agent hereunder or under any other Note Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Note Document;

SECOND, to the payment in full of the Note Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Note Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VI

INDEMNITY, SUBROGATION and SUBORDINATION

Section 6.03. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable Law (but subject to this Section 6.03), Holdings agrees that (a) in the event a payment of any Note Obligation shall be made by any Guarantor under this Agreement, Holdings shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part any Note Obligation owed to any Secured Party, Holdings shall indemnify such Grantor in an amount equal to the fair value of the assets so sold.

Section 6.04. Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Note Obligation or assets of any other Grantor shall be sold pursuant to any Collateral Document to satisfy any Note Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by Holdings as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 8.06, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

Section 6.05. Subordination. Notwithstanding any provision in this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full, conversion to Equity Interests in Holdings, or other termination and release of the Note Obligations in accordance with the terms of the Note Documents. No failure on the part of Holdings or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its Note Obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the Note Obligations of such Guarantor or Grantor hereunder.

ARTICLE VII

STANDARD OF CARE

Section 7.03. In General. No act or omission of the Collateral Agent (or its agents or employees) hereunder or related hereto or related to the transactions contemplated by this Agreement or the other transaction document related to this Agreement shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Collateral Agent (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Collateral Agent (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords to other Collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction. In connection with this Agreement, the Collateral Agent shall have all rights, privileges, protections, indemnities, exculpations and immunities in favor of the Collateral Agent under the Note Purchase Agreement and the other Note Documents, including, without limitation, the right to request written instructions or confirmations from the Requisite Holders (or such other number or percentage of the Holders as shall be necessary, or as the Agent shall believe in good faith to be necessary) prior to taking any action hereunder and the right to appoint designees, co-agents, sub-agents, or attorneys-in-fact to exercise any rights and powers conferred on the Collateral Agent hereunder. Article XI and Section 13.02 of the Note Purchase Agreement are hereby incorporated herein, mutatis mutandis (with all references to “Holdings” therein deemed to be references to the Grantors and Guarantors), as if fully set forth herein.

Section 7.04. No Duty to Preserve Rights. Without limiting the generality of the foregoing, the Collateral Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

Section 7.05. No Duty to Prepare for Sale. Without limiting the generality of the foregoing, the Collateral Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

Section 7.06. Duties Relative to Contracts. Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder. The Collateral Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to any of the Collateral, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled at any time or times.

Section 7.07. Reliance on Advice of Counsel. In taking any action under this Agreement or any other transaction document related to this Agreement, the Collateral Agent shall be entitled to rely upon the advice of counsel of its choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

Section 7.08. No Obligation to Act. The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provisions of this Agreement or any other transaction document related to this Agreement shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Note Purchase Agreement. No provision of this Agreement or of any other transaction document related to this Agreement shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof.

ARTICLE VIII

MISCELLANEOUS

Section 8.03. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted in this Agreement) be in writing and given as provided in Section 13.01 of the Note Purchase Agreement, provided that any communication or notice hereunder from the Collateral Agent to any Note Party upon the occurrence and during the continuation of an Event of Default may be given by telephone if promptly confirmed in writing. All communications and notices hereunder to any Guarantor shall be given to it in care of Holdings as provided in Section 13.01 of the Note Purchase Agreement.

Section 8.04. Waivers; Amendment.

(a)            No failure or delay by any Secured Party in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision in this Agreement or consent to any departure by any Note Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Note Party or Note Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 13.03 of the Note Purchase Agreement.

Section 8.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and shall inure to the benefit of the other Secured Parties and their respective successors and assigns.

Section 8.06. Survival of Agreement. All covenants, agreements, representations and warranties made by the Note Parties in the Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of the Note Documents, regardless of any investigation made by the Collateral Agent or on its behalf and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time the notes are purchased pursuant to the Note Purchase Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under any Note Document is outstanding.

Section 8.07. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Note Party when a counterpart hereof executed on behalf of such Note Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Note Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Note Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Note Party shall have the right to assign or transfer its rights or obligations hereunder or any interest in this Agreement or in the Collateral (and any such assignment or transfer shall be void) except as contemplated by this Agreement or the Note Purchase Agreement. This Agreement shall be construed as a separate agreement with respect to each Note Party and may be amended, modified, supplemented, waived or released with respect to any Note Party without the approval of any other Note Party and without affecting the obligations of any other Note Party hereunder.

Section 8.08. Severability. Any provision in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.09. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Purchaser and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Purchaser or Affiliate to or for the credit or the account of any Note Party against any of and all the obligations of such Note Party now or hereafter existing under this Agreement owed to such Purchaser, irrespective of whether or not such Purchaser shall have made any demand under this Agreement and although such obligations may be unmatured. Such Purchaser shall notify Holdings of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 8.07. The rights of each Purchaser under this Section 8.07 are in addition to other rights and remedies (including other rights of set-off) which such Purchaser may have.

Section 8.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, any other Note Document or the transactions contemplated hereby or thereby may be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York, and each of the parties hereby consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world.

(c)            Each party agrees that, in addition to any method of service of process otherwise permitted by Law, service of process on each party may be made by any method for giving such party notice as provided in Section 8.01, and shall be deemed effective service of process on such party.

Section 8.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.12. Headings. Article and Section headings and the Table of Contents used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note Purchase Agreement, any other Note Document, any agreement with respect to any of the Note Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Obligations, or any other amendment or waiver of or any consent to any departure from the Note Purchase Agreement, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Note Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Note Obligations or this Agreement.

Section 8.14. Termination or Release.

(a)            This Agreement and the Guarantees made in this Agreement shall terminate and any Liens held by the Collateral Agent or any Secured Parties in the Collateral and all other security interests granted hereby or by and other Note Document shall be automatically released when all the Note Obligations (other than contingent obligations not yet due) have been paid in full, converted to Equity Interests in Holdings, or otherwise fully terminated and released.

(b)            A Person which was a Note Party, Grantor and/or Guarantor immediately prior to the consummation of any transaction permitted by the Note Purchase Agreement shall automatically be released from its obligations hereunder and the Liens held by the Collateral Agent or any Secured Parties in the Collateral of such Person and all other security interests granted hereby or by any other Note Document in the assets or property of such Person shall be automatically released upon the consummation of any transaction permitted by the Note Purchase Agreement as a result of which such Person ceases to be a Note Party, Grantor or Guarantor.

(c)            Upon (i) any sale or other transfer (including, without limitation, any Disposition) by any Grantor of any Collateral that is permitted under the Note Purchase Agreement, (ii) the consummation of any transaction that is permitted under the Note Purchase Agreement and pursuant to which any Collateral ceases to constitute Collateral, and/or (iii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral in accordance with Section 13.03 of the Note Purchase Agreement, then, in each case, the security interest in such Collateral shall be automatically released without any further action of the Collateral Agent, the Administrative Agent, any Holder, Holdings or any of its Subsidiaries.

(d)            In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.12, the Collateral Agent shall execute and deliver to any Person, at such Person’s expense, all documents that such Person shall reasonably request to evidence such termination or release of its obligations or the Liens held by the Collateral Agent or any Secured Parties in the Collateral and all other security interests granted hereby or by and other Note Document in the Collateral. Any execution and delivery of documents pursuant to this Section 8.12 shall be subject to Section 12.09 of the Note Purchase Agreement and without recourse to or representation or warranty by the Collateral Agent.

Section 8.15. Additional Subsidiaries.

(a)            Pursuant to Section 7.12 of the Note Purchase Agreement, each Subsidiary of a Note Party (other than Excluded Subsidiaries) that was not in existence or not a Subsidiary (other than an Excluded Subsidiary) on the date of the Note Purchase Agreement is required to enter in this Agreement as a Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such new Subsidiary of an instrument in the form of Exhibit I hereto as well as a supplement to Schedules I, II, and III to this Agreement, such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a party in this Agreement. The execution and delivery of any such instrument shall not require the consent of any other Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Agreement.

Section 8.16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, so long as an Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing in this Agreement contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them in this Agreement, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HOLDINGS

VACASA HOLDINGS LLC

By:	/s/ Lisa Jurinka

Name: Lisa Jurinka

Title: Chief Legal Officer

GUARANTORS

VACASA LLC

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

ResortQuest Colorado, LLC

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

ResortQuest northwest florida, LLC

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

[Signature Page to Guarantee and Collateral Agreement]

OCEANA RESORTS, LLC

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

VACASA VACATION RENTALS of HAWAII LLC

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

Vacasa Resort Rentals of Hilton Head Island LLC

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

resortquest delaware, LLC

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

VACATION PALM SPRINGS REAL ESTATE, INC.

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

[Signature Page to Guarantee and Collateral Agreement]

Vacasa ALABAMA LLC

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

VACASA Tennessee LLC

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

Vacasa arizona llc

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

Smoky Mountain Property Management, LLC

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

HAtteras realty, llc

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

[Signature Page to Guarantee and Collateral Agreement]

Abbott & andrews realty, llc

By:	/s/ Bob Milne

Name:Bob Milne

Title: President

Vacasa south carolina llc

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

vacasa delaware llc

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

vacasa north carolina llc

By:	/s/ Jim Grube

Name:Jim Grube

Title: Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement]

COLLATERAL AGENT

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Geoffrey Lewis

Name:Geoffrey Lewis

Title: Vice President

[Signature Page to Guarantee and Collateral Agreement]

Schedule I

NOTE PARTIES

Name	Jurisdiction of Formation
Vacasa Holdings LLC	Delaware
Vacasa LLC	Delaware
ResortQuest Colorado, LLC	Delaware
ResortQuest Northwest Florida, LLC	Florida
Oceana Resorts, LLC	South Carolina
Vacasa Vacation Rentals of Hawaii LLC	Hawaii
Vacasa Resort Rentals of Hilton Head Island LLC	South Carolina
ResortQuest Delaware, LLC	Delaware
Vacation Palm Springs Real Estate, Inc.	California
Vacasa Alabama LLC	Alabama
Vacasa Tennessee LLC	Tennessee
Vacasa Arizona LLC	Arizona
Smoky Mountain Property Management, LLC	Tennessee
Hatteras Realty, LLC	North Carolina
Abbott & Andrews Realty, LLC	Florida
Vacasa Delaware LLC	Delaware
Vacasa South Carolina LLC	South Carolina
Vacasa North Carolina LLC	North Carolina

Exhibit I to the
Guarantee and
Collateral Agreement

SUPPLEMENT NO. ____ dated as of [ ] (together with the supplement to Schedules I, II, and III of the Collateral Agreement attached hereto, the “Supplement”) to the Guarantee and Collateral Agreement (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) dated as of May 21, 2020, among VACASA HOLDINGS LLC, a Delaware limited liability Company (“Holdings”), the Guarantors listed on Schedule I thereto (each such a “Guarantor”; the Guarantors and Holdings are referred to collectively herein as the “Grantors”), and Wilmington Savings Fund Society, FSB, a federal savings bank, as collateral agent (the “Collateral Agent”).

B.            Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to such terms in Collateral Agreement referred to therein.

C.            The Grantors have entered into the Collateral Agreement in order to induce the Purchasers to purchase the Notes issued pursuant to the Note Purchase Agreement. Section 8.15 of the Collateral Agreement provides that additional Subsidiaries of Holdings may become Note Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Note Purchase Agreement to become a Grantor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.      In accordance with Section 8.15 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Note Party, a Grantor and a Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) supplements the Collateral Agreement with the supplements to Schedules I, II, and III attached hereto, (b) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Note Party, Grantor and Guarantor thereunder and (c) represents and warrants that, after incorporating the Supplement as though a part of the Collateral Agreement, the representations and warranties made by it as a Grantor and Guarantor under the Collateral Agreement are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Note Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Holders and other Secured Parties, their successors and assigns, a security interest in and lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated in this Agreement by reference.

SECTION 2.      The New Subsidiary represents and warrants to the Collateral Agent and the other Purchasers and Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception (as defined in the Note Purchase Agreement).

SECTION 3.      This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Exh. I-1

SECTION 4.      The New Subsidiary hereby represents and warrants that set forth under its signature hereto is (i) the true and correct legal name of the New Subsidiary, (ii) its jurisdiction of formation, (iii) its Federal Taxpayer Identification Number or its organizational identification number and (iv) the location of its chief executive office.

SECTION 5.      Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.      THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.      Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and in the Collateral Agreement; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.      All communications and notices hereunder shall be in writing and given as provided in Section 13.01 of the Note Purchase Agreement.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

Exh. I-2

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

WILMINGTON SAVINGS FUND SOCIETY, FSB
AS COLLATERAL AGENT,

By:
Name:
Title:

Exh. I-3

Schedules I, II, and III

to the Supplement No. __

to the Guarantee and

Collateral Agreement

NOTE PARTY

Name	Jurisdiction of Formation

PLEDGED STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT

INTELLECTUAL PROPERTY

Trademarks

Record Owner	Trademark	Registration / Application Number	Registration / Application Date	Status

Patents

Record Owner	Patent	Registration / Application Number	Registration / Application Date	Status

Copyrights

Owner	Copyright	Registration / Application Number	Registration / Application Date	Status